SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 12, 2008

DIGITALPOST INTERACTIVE, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	333-124405	26-1944595
(State or Other Jurisdiction of	(Commission	(IRS Employer
Incorporation)	File Number)	Identification No.)

3240 El Camino Real, Suite 230, Irvine, CA  92602

(Address of Principal Executive Offices)(Zip Code)

(714) 824-3000

Registrant’s Telephone Number

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

 ☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

 ☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01— Entry into a Material Definitive Agreement.

On February 12, 2008, DigitalPost Interactive, Inc. (the “Registrant”) has entered into an agreement with OnScribe, Inc. (“Partner”), an online service company that aggregates a wide range of premium subscription services to its customers, members and online users through its web portal of popular membership websites.  Partners members pay a monthly fee for access to over fifty membership websites that provide content, information and services in multiple categories.  Under the terms of the agreement, Partner agrees to market the Registrants subscription-based family website service, TheFamilyPost.com, to its customers, members and online users.

The Partner agrees to pay Registrant a percentage of the ongoing monthly subscription fees received by the Partner based upon a pro-rata calculation of certain website traffic metrics experienced.  The agreement is for a term of one year and automatically renews for successive one year terms.

Item 9.01—Financial Statement and Exhibits

99.01            Agreement between DigitalPost Interactive, Inc. and Onscribe, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

DigitalPost Interactive, Inc

```	By:	/s/ Mike Sawtell
Name: Mike Sawtell
Title: Chief Executive Officer, President and Sole Director

Date:       February 12, 2008